MASTER MORTGAGE LOAN SALE AGREEMENT

between

CITIGROUP GLOBAL MARKETS REALTY CORP.

Seller

and

ZFC TRUST

Purchaser

Dated as of May 31, 2013

Table of Contents
(continued)

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MASTER MORTGAGE LOAN SALE AGREEMENT

       This Master Mortgage Loan Sale Agreement (the “Agreement”) is entered into as of May 31, 2013 by and between CITIGROUP GLOBAL MARKETS REALTY CORP., having an office at 390 Greenwich Street, 5th Floor, New York, New York 10013 (“Seller”), and ZFC TRUST, having an office at c/o ZAIS Financial Partners, L.P., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701 (“Purchaser”).

       Seller desires to sell, from time to time, and Purchaser desires to purchase, from time to time, from Seller, without recourse, on terms and conditions described below, (a) certain first and second lien, fixed and adjustable rate mortgage loans which may be non-performing mortgage loans and mortgage loans in foreclosure, including those with Mortgagors subject to bankruptcy (the “Loans”), each secured by a mortgage, deed of trust, security deed, or any other instrument which constitutes a lien (“Mortgage”) on residential real property (“Mortgaged Property”), securing payment by a borrower of a promissory note (the “Mortgage Note”) and any modification thereto and (b) certain mortgage loans secured by Cooperative Shares (as defined on Exhibit C) and the related Proprietary Lease (as defined on Exhibit C) conferring exclusive occupancy rights to a cooperative apartment (“Cooperative Loans”; collectively with Loans, the “Mortgage Loans”). The Mortgage Loans shall be sold to Purchaser on a servicing released basis and shall be delivered in groups of whole loans (each such group, a “Mortgage Loan Package”) on various dates as provided in the related Confirmation (each, a “Closing Date”). For purposes of this Agreement, “Confirmation” shall mean, with respect to any Mortgage Loan Package purchased and sold on any Closing Date, the trade confirmation between the Purchaser and the Seller (including any exhibits, schedules and attachments thereto) substantially in the form of Exhibit D attached hereto, setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.

       Seller and Purchaser, in consideration of the premises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

       SECTION 1. Agreement to Purchase. On the related Closing Date, Seller agrees to sell, from time-to-time and Purchaser agrees to purchase, on the terms and conditions stated herein, certain Mortgage Loans having an aggregate principal balance as of the date set forth in the related Confirmation (the “Cut-off Date”) in an amount as set forth in the related Confirmation (the “Cut-off Date Principal Balance”), or in such other amount as agreed by Purchaser and Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date. Each such conveyance shall include, without limitation, all servicing rights and the right to all payments of interest, principal, penalties, fees, charges and other amounts received or receivable on or in respect of the Mortgage Loans after the related Cut-off Date, together with all of Seller’s right, title and interest in and to the loan documents and such other documents set forth on Exhibit A hereto (the “Mortgage Files”), and any and all proceeds of the foregoing. Seller reserves the right, in its sole discretion, to remove from sale prior to the related Closing Date, any Mortgage Loan that (i) becomes an REO Property (as defined herein) or (ii) becomes subject to any litigation proceeding that the Seller deems to be in its best interest to retain.

       SECTION 2. Mortgage Loan Schedule. Seller and Purchaser hereby agree that the Mortgage Loans to be purchased under this Agreement on each Closing Date shall be the Mortgage Loans identified in the schedule (the “Mortgage Loan Schedule”) attached as Schedule One to the related assignment and conveyance which shall be in the form attached hereto as Exhibit B (the “Assignment & Conveyance”). The Mortgage Loan Schedule shall include the fields identified on Exhibit F.

       SECTION 3. Purchase Price; Payments; Delivery of Mortgage Files; No Repurchase Obligation for Breach Discovered During Due Diligence Review.

(a)	On the related Closing Date, unless otherwise set forth in the related Confirmation, the purchase price for the Mortgage Loans (the “Purchase Price”) shall be an amount equal to the sum of (a) the product of (i) the percentage set forth in the related Confirmation (the “Purchase Price Percentage”) and (ii) the Cut-off Date Principal Balance and (b) accrued and unpaid interest on the Mortgage Loans from the last date through which interest has been paid by the obligor on the related Mortgage Note (the “Mortgagor”) through the day prior to the Closing Date for Mortgage Loans that are less than sixty (60) days delinquent as of the Cut-off Date.

(b)	Purchaser shall be entitled to all payments of principal and interest and other recoveries on the Mortgage Loans received after the related Cut-off Date.

(c)	Pursuant to the terms of a fully executed bailment agreement, Seller shall, prior to the related Closing Date, deliver to a document custodian acceptable to the Seller, the Mortgage File with respect to each Mortgage Loan to be held on behalf of the Seller pending the sale of the Mortgage Loans to the Purchaser. The Purchaser shall conduct such due diligence review as it deems appropriate prior to the related Closing Date.

(d)	Purchaser hereby agrees to pay, promptly upon receipt of any payment notice or request by the Seller, any costs or expenses (including, without limitation, any and all customary, reasonable, necessary and documented “out-of-pocket” costs and expenses incurred by the Seller or its servicer in the performance of its servicing obligations (collectively, “Servicing Advances”) incurred prior to the related Servicing Transfer Date) associated with the Mortgage Loans which are assessed or billed following the related Cut-Off Date, provided such costs or expenses arise after the related Cut-Off Date.

       SECTION 4. Closing. The closing of the purchase and sale of the Mortgage Loans identified on the Mortgage Loan Schedule shall take place on the related Closing Date.

       The obligation of Purchaser to purchase and the Seller to sell the Mortgage Loans as contemplated by this Agreement shall be subject to each of the following conditions:

(a)	all of the representations and warranties under this Agreement shall be true and correct in all material respects as of the related Closing Date;

(b)	the parties shall have received fully executed copies of the bailment agreement in accordance with Section 3(c) above;

(c)	the parties shall have received fully executed copies of the related Confirmation;

(d)	the parties shall have received fully executed copies of the escrow agreement to be entered into among the parties hereto and Citibank, N.A. as of the related Closing Date (the “Escrow Agreement”); and

(e)	all other terms and conditions of this Agreement shall have been complied with in all material respects.

       Subject to the foregoing conditions, Purchaser shall pay to Seller on the related Closing Date the Purchase Price as determined pursuant to Section 3 of this Agreement, by wire transfer of immediately available funds to the account designated in writing by Seller. Immediately upon receipt of such wire transfer, Seller shall deliver to Purchaser or its designee (via email to the following email address: robert.gross@bingham.com) a fully executed copy of the related Assignment and Conveyance. Seller shall advise Purchaser in writing at least one (1) Business Day prior to the related Closing Date of the account to which such funds are to be wired.

       SECTION 5. Representations, Warranties and Covenants of Seller. Seller represents and warrants to, and covenants with, Purchaser that as of the related Closing Date:

(a)	It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(b)	It has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement. Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of it, enforceable against it in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)	Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any material term or provision of, or conflict with or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, which breach, conflict, acceleration or violation would have a material adverse effect on the ability of Seller to perform its obligations under this Agreement; and

(d)	To the Seller’s knowledge, there is no action, suit, proceeding or investigation active or pending against Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Seller contemplated herein. To the Seller’s knowledge, there is no action, suit, proceeding or investigation threatened against such Seller which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Seller contemplated herein.

       SECTION 6. Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to, and covenants with, Seller that each of the following representations and warranties of Purchaser is true and correct and shall be true and correct on the related Closing Date:

(a)	Purchaser is duly organized, validly existing and in good standing under the laws of the State of its organization with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Purchaser is duly qualified and in good standing in all jurisdictions where it is required to be qualified, except where the failure to be qualified is not material. Purchaser has taken all action required to authorize its execution, delivery and performance of this Agreement;

(b)	The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of Purchaser, or (B) any provision of any law or regulation to which Purchaser is subject, or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of its assets or property. Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement;

(c)	There is no action, suit or proceeding pending or, to the best of Purchaser’s knowledge, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement or performing any of its obligations under or pursuant to this Agreement;

(d)	This Agreement constitutes the valid, binding and legal obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(e)	Purchaser will abide by the modification terms of any Mortgage Loan that has been modified prior to the Servicing Transfer Date and will continue to process any Mortgage Loan modifications that are in process as of the Servicing Transfer Date in accordance with the terms of such potential modification and if applicable, with all requirements of the Home Affordable Modification Program (March 2009) issued by U.S. Department of the Treasury pursuant to Section 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified (“HAMP”); provided, however, that Purchaser’s obligations under this Section 6(e) are subject to its receipt from the Interim Servicer of a schedule of the material terms of any such modifications within a reasonable period of time following the related Servicing Transfer Date. With respect to Mortgage Loans which are sixty (60) or more days delinquent (using a method of calculating delinquency acceptable under HAMP) as of the Servicing Transfer Date (as defined hereunder), Purchaser agrees that it will comply with HAMP requirements, including all reporting requirements thereunder. Purchaser or its servicer, as applicable, is an eligible HAMP participant and has executed a Commitment to Purchase Financial Instrument and Servicer Participation Agreement (the “SPA”) with the Federal National Mortgage Association (“Fannie Mae”), which SPA is in full force and effect as of the Closing Date. If applicable, the Purchaser has granted all necessary consents, waivers and delegations to its servicer in order for its servicer to service any HAMP-eligible Mortgage Loans that are (i) subject to a HAMP modification as of the related Servicing Transfer Date, and (ii) sixty (60) or more days delinquent (using the MBA method of delinquency) as of the related Servicing Transfer Date, in each case in accordance with HAMP. Further, Purchaser or its servicer, as applicable, will enter into any necessary agreements with Seller’s servicer (the “Interim Servicer”) and Fannie Mae, as agent for the United States Treasury, with respect to such Mortgage Loans (including, without limitation, an assignment and assumption agreement in the form attached hereto as Exhibit E). The Purchaser covenants to the Seller that it will (or will cause its servicer to) reasonably cooperate with the Seller or the Interim Servicer with respect to any of the Seller’s or the Interim Servicer’s HAMP reporting obligations with respect to any Mortgage Loan that is subject to HAMP.

       SECTION 7. Representations, Warranties and Covenants as to Individual Mortgage Loans. As further material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of the related Closing Date with respect to each Mortgage Loan, that:

(a)	With respect to Seller and the Interim Servicer, no misrepresentation, fraud or similar occurrence with respect to any Mortgage Loan has taken place.

(b)	The information with respect to the Mortgage Loan set forth in the Mortgage Loan Schedule is true, and correct in all material respects.

(c)	(1) During the period in which the Seller owned the Mortgage Loans, and the Interim Servicer serviced the Mortgage Loans, any and all requirements of any applicable federal, state or local law including, without limitation, real estate settlement procedures, consumer credit protection, or unfair and deceptive practices laws applicable to the servicing of mortgage loans of a type similar to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. (2) No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), or has an “annual percentage rate” or “total points and fees” payable by the Mortgagor that exceeds the applicable thresholds defined under HOEPA and its implementing regulations, including 12 C.F.R. Section 226.32(a)(1)(i) and (ii)). (3) No Mortgage Loan is subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny, assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having high interest rates, points and/or fees. (4) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule, or regulation is an issue.

(d)	The Seller and the Interim Servicer are (or, during the period in which it held and disposed of an interest in the Mortgage Loan or engaged in any activity with respect to the Mortgage Loan, was) duly licensed or approved and validly authorized under applicable law to own and service, as applicable, such Mortgage Loan, or was exempt from such licensing or approval requirements.

(e)	As of the related Closing Date, all taxes; governmental assessments; insurance premiums; water, sewer, and municipal charges; leasehold payments; or ground rents that previously became due and owing have been paid by the Mortgagor, or an escrow of funds from the Mortgagor had/has been established in an amount sufficient to pay for every such item that remains unpaid and that had/has been assessed but is not yet due and payable.

(f)	To the Seller’s knowledge, the Mortgage Loans, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered, or modified in any material respect, except by a written instrument that, if required by applicable law, has been recorded or is in the process of being recorded. The terms of any waiver, alteration, or modification are reflected in the Mortgage Loan Schedule and have been approved by each Insurer as required thereby. There is no default, breach, violation, or event of acceleration existing under the Mortgage Note and the Mortgage; the Seller has not waived any default, breach, violation, or event of acceleration; and no foreclosure action is currently being threatened or has begun with respect to the Mortgage Loan.

(g)	(1) The related Mortgaged Property is insured by a fire and extended perils insurance policy, and is insured against such other hazards as are customary in the area where the Mortgaged Property is located, in a coverage amount equal to the lesser of (x) the unpaid principal balance of such Mortgage Loan and (y) 100% of the replacement cost of all improvements to the Mortgaged Property. (2) If any portion of the related Mortgaged Property is in an area identified by any governmental authority as having special flood hazards, the Mortgaged Property is insured by a flood insurance policy that meets the current guidelines of the Federal Insurance Administration and in a coverage amount equal to the lesser of (x) the unpaid principal balance of such Mortgage Loan and (y) 100% of the replacement cost of all improvements to the Mortgaged Property. (3) Each such insurance policy (a) is issued by an insurer duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized, and licensed in such states to transact the applicable insurance business and to write the insurance provided, (b) is a valid and binding obligation of the insurer and is in full force and effect, (c) contains a standard mortgagee clause naming the Seller, its successors, and its assigns as mortgagee, and (d) may not be reduced, terminated, or canceled without thirty (30) days' prior written notice to the mortgagee. No such notice has been received by Seller or the Interim Servicer. (4) All premiums due and owing on such insurance policies have been paid. (5) The related Mortgage obligates the Mortgagor to maintain all such insurance policies, and if the Mortgagor fails to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement from the Mortgagor. (6) Neither the Seller nor the Interim Servicer has engaged in any act or omission that would impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind.

(h)	The Seller has not received notice of any circumstance that would render any Mortgage Loan document and any other agreement executed by a Mortgagor or obligated party in connection with the Mortgage Loan unenforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(i)	Any primary mortgage insurance policy (a “PMI Policy”) required with respect to the Mortgage Loan was issued by an Insurer duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized, and licensed in such states to transact the applicable insurance business and to write the insurance provided. All provisions of such PMI Policy are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a Mortgagor-paid PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection with the PMI Policy up to the time it may be discontinued according to federal law or, in the case of a lender-paid PMI Policy, the premiums and charges are included in the interest rate for the Mortgage Loan.

(j)	A customary lender's title policy was issued at origination, and each policy is valid and remains in full force and effect. No claims have been made under such title insurance policy, and neither the Seller nor the Interim Servicer has done, by act or omission, anything that would impair its coverage. Neither the Seller nor the Interim Servicer has provided or received any unlawful fee, commission, kickback, or other compensation or value of any kind in connection with the title insurance policy.

(k)	The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the enforcement of the lien against the Mortgaged Property, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). There are no known homestead exemptions that would prevent foreclosure of the Mortgaged Property.

(l)	The Seller is the sole owner and holder of the Mortgage Loan, and the Mortgage Loan is not assigned or pledged to any other Person. The Seller has good, indefeasible, and marketable title to the Mortgage Loan, and has full right to transfer, sell, and assign the Mortgage Loan to the Depositor. Each sale of the Mortgage Loan to the Seller was in exchange for fair equivalent value, and the Seller was solvent both prior to and after the transfer and had sufficient capital to pay and was able to pay its debts as they would generally mature.

(m)	(1) The related Mortgage is a valid, subsisting and enforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law)) first lien on all of the Mortgaged Property, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording and (iii) other matters to which like properties are commonly subject. (2) The related original Mortgage has been recorded or is in the process of being recorded in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof. (3) There are no mechanics’ or similar liens or claims that have been filed for work, labor, or material affecting the Mortgaged Property that are liens prior to, or equal to or coordinate with, the lien of the Mortgage.

(n)	The Seller has not received notice from the Mortgagor, any governmental authority, or any other person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license, or certificate with respect to the Mortgaged Property.

(o)	The related Mortgage File contains each of the documents and instruments specified on Exhibit A attached hereto. The Mortgage Note, the Mortgage, the assignment of mortgage, and any other Mortgage Loan documents required to be delivered under the this Agreement have been delivered or will be delivered to the Purchaser’s document custodian. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

(p)	The Seller has not received notice of any pending claim that would deem any mortgaged property to be damaged by waste, fire, hurricane, earthquake or earth movement, windstorm, flood, tornado, or other casualty materially adversely affecting the value of each mortgaged property or the use for which the premises were intended. The Seller is not aware of any proceeding pending for the total or partial condemnation of any mortgaged property.

(q)	To the extent that any manufactured home is included as part of the Mortgaged Property: such manufactured home is (1) together with the related land, subject to the Mortgage, (2) deemed to be a part of the real property on which it is located pursuant to the applicable law of the jurisdiction in which it is located, and (3) treated as a single-family residence under Section 25(e)(10) of the Internal Revenue Code.

(r)	To the Seller’s knowledge, no Mortgagor has asserted any right to rescission, set-off, counterclaim, or defense. The operation of the terms of the Mortgage Loan documents, or the exercise of any rights thereunder, will not render the Mortgage Loan unenforceable. Unless otherwise disclosed on the mortgage loan schedule, no Mortgagor is currently subject to any federal or state bankruptcy or insolvency proceeding.

(s)	With respect to each Mortgage Loan, (i) no portion of the loan proceeds is currently escrowed for the purpose of making monthly payments on behalf of the Mortgagor, and (ii), during the period in which the Seller owned the Mortgage Loans, no payments due and payable under the terms of the note and mortgage or deed of trust, except for seller or builder concessions, have been paid by any other person (other than a guarantor) who was involved in, or benefited from, the sale of the Mortgaged Property or the origination, refinancing, sale, or servicing of the Mortgage Loan.

(t)	The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder.

(u)	The Seller has not received notice that any Mortgage does not contain an enforceable provision (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law)) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(v)	No Mortgage Loan is the subject of litigation other than standard foreclosure proceedings.

       For purposes of the representations set forth above, “Seller has not received notice” refers to actual written notice received by an authorized officer of the Seller, without further inquiry, which notice was received in connection with or following the Seller’s acquisition of the related Mortgage Loan and subsequent to the Mortgage Loan’s origination.

       With respect to any representations related to insurance, no representation is made as to, and the representations are subject to and limited by, (a) the effect of any rescission by the insurer, the effect of an insurer’s financial condition or insolvency, the availability of replacement insurance or insurer, whether an insurer will seek to cancel a policy or to contest a claim, or the amount of any actual recovery and (b) as to the enforcement of any such insurance policy, as such enforcement may be limited by, rescission, bankruptcy, insolvency, reorganization, or other similar laws affecting the enforceability of insurance contracts and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       It is understood and agreed that the representations and warranties set forth in Section 5 and Section 7 shall survive the sale and delivery of the Mortgage Loans to Purchaser for a period of one (1) year following the related Closing Date and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement or any examination or failure to examine any Mortgage File.

       SECTION 8. Repurchase. In the event Purchaser discovers that a breach of any representation or warranty contained in Sections 5 and 7 has occurred and such breach materially and adversely affects the value of the related Mortgage Loans and the interests of the Purchaser in such Mortgage Loans (a “Breach”), Purchaser may demand by providing written notice (the “Demand Notice”) to the Seller that Seller repurchase the affected Mortgage Loans from Purchaser. Such notice from the Purchaser shall be accompanied by sufficient documentation to enable the Seller to reasonably determine the validity of Purchaser’s assertion. Notwithstanding the foregoing, Seller shall have ninety (90) days to cure any Breach. This cure period will commence upon the date of Purchaser’s written notice to Seller of the related Breach. In the event a Breach is not cured within such ninety (90) day period, at Purchaser’s option, the affected Mortgage Loan shall be repurchased by the Seller; provided, however, that in no event shall the Seller have any obligation to repurchase any Mortgage Loan sold to the Purchaser hereunder if the related Demand Notice is not received within one (1) year following the related Closing Date. With respect to any representations and warranties made by the Seller (other than the second sentence of Section 5(d) herein), in the event that it is discovered that the circumstances with respect to the Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made “to Seller’s knowledge,” there shall be a breach of such representation and Seller shall cure such breach or repurchase the affected Mortgage Loan as provided in this Section 8. The repurchase price shall be equal to the sum of (i) the product of (a) the unpaid principal balance of the affected Mortgage Loan as of the repurchase date and (b) the Purchase Price Percentage plus (ii) for Mortgage Loans for which accrued interest was part of the Purchase Price, accrued interest on such Mortgage Loan from the last paid-through date to the date of repurchase (up to the amount of such interest paid by Purchaser as part of the Purchase Price), plus (iii) all unreimbursed Servicing Advances paid as part of the Purchase Price by the Purchaser (or its servicer), plus (iv) all Servicing Advances incurred by the Purchaser on such Mortgage Loan following the related Cut-off Date to the date of repurchase.

       Upon completion of any repurchase by Seller under this Agreement, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or its custodian relating to the repurchased Mortgage Loan. In the case of any lien for which an assignment from Seller to Purchaser has been recorded prior to repurchase, Purchaser shall, within thirty (30) calendar days of the repurchase, provide an executed assignment from Purchaser to Seller.

       It is understood and agreed that the obligations of Seller set forth in this Section 8 constitute the sole remedy available to Purchaser with respect to a breach of Seller’s representations and warranties contained herein. In no event shall either Seller or Purchaser be liable for any additional damages, including, without limitation, consequential, punitive or exemplary damages, with respect to any such breach.

       SECTION 9. Costs. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement. Purchaser shall be responsible for, and shall bear all fees and expenses related to, the recordation of assignments of Mortgage from Seller to Purchaser with respect to the Mortgage Loans.

       SECTION 10. Servicing Transfer; Interim Servicing; Foreclosure Actions; Use of Seller’s Name.

(a)	Servicing Transfer. On the date or dates set forth in the Confirmation upon which the actual transfer of servicing or debt collecting responsibilities for any Mortgage Loan, as applicable, being herein is transferred from the Seller to the Purchaser or its designee (each such date, a “Servicing Transfer Date”), the Seller shall cause the related servicer or debt collector, as applicable, to transfer the servicing with respect to the Mortgage Loans to the Purchaser in accordance with the servicing transfer guidelines of such.

(b)	Interim Servicing. From and after the related Servicing Transfer Date, the Purchaser shall, and shall cause its servicers, agents, vendors and subservicers to, comply with all applicable federal, state and local laws, rules and regulations. Purchaser shall, promptly upon receipt of any payment notice or request by the Seller, reimburse Seller for any Servicing Advances made on behalf of Purchaser and any interim servicing fees (as applicable) incurred following the related Cut- Off Date through and including the related Servicing Transfer Date. The Purchaser shall be liable for all Servicing Advances incurred with respect to the Mortgage Loans after the related Cut-off Date. The Seller shall be liable for all Servicing Advances incurred with respect to the Mortgage Loans on or prior to the related Cut-off Date. Following the related Closing Date and prior to the related Servicing Transfer Date, the Seller shall cause the Interim Servicer to service the Mortgage Loan in accordance with Accepted Servicing Practices and all of their respective obligations under HAMP.

(c)	Foreclosure Actions. Notwithstanding anything to the contrary, any foreclosure action pending at the time of the related Servicing Transfer Date of any Mortgage Loan may be dismissed by the Seller in its sole discretion. Purchaser understands that neither Seller, its affiliates nor its agents will be liable for any foreclosure expenses incurred or billed, with respect to any Mortgage Loan after the related Cut-Off Date; and Purchaser agrees to transfer into its name, or restart if required, the foreclosure action of any Mortgage Loan in process as of the related Closing Date. Purchaser shall notify the appropriate court that it is assuming such foreclosure action as soon as reasonably practical after the Closing Date and promptly provide to Seller evidence of such notice. Purchaser and Seller shall cooperate and assist each other, as requested, to ensure an orderly transfer of the responsibilities with respect to the handling of any such foreclosed Mortgage Loan.

(d)	Use of Seller’s Name. Purchaser shall not, without the express prior written consent of Seller: (i) use or permit the use by any person of Seller’s or Seller’s affiliates’ or agents’ names; (ii) represent or imply that it is affiliated with, authorized by, or in any way related to Seller or Seller’s affiliates or agents; (iii) institute any legal, collection or enforcement proceeding in the name of Seller or Seller’s affiliates or agents or continue to prosecute any pending legal, collection or enforcement proceeding in the name of Seller or Seller’s affiliates or agents; or (iv) mislead, whether through misrepresentation or nondisclosure or otherwise, a Mortgagor or any other person as to the identity of the owner of the Mortgage Loans. The Purchaser shall indemnify the Seller and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses based on or grounded upon, or resulting from, a breach of this Section 10(d). The indemnification obligation of the Purchaser set forth herein shall survive the termination of this Agreement notwithstanding any applicable statute of limitations, which the Purchaser hereby expressly waives.

       SECTION 11. Confirmation. The terms and conditions set forth in the related Confirmation between the Purchaser and the Seller with respect to each Closing Date shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the related Confirmation, this Agreement shall control unless the related Confirmation specifically references the conflict and states that such Confirmation shall control.

       SECTION 12. REO Properties. The parties hereto agree that Seller does not intend to sell REO property (“REO Property”) to the Purchaser hereunder and shall not sell to the Purchaser any Mortgage Loan that becomes an REO Property prior to the related Closing Date. The parties hereto further agree that no REO Property will be deemed to be part of any sale hereunder and the Seller shall return to the Purchaser the portion of the Purchase Price paid in respect to the related Mortgage Loan. Upon the earlier of the Purchaser’s discovery of the REO Property or the Purchaser’s receipt of notice from the Seller of the REO Property, the Purchaser shall immediately reconvey and transfer the related REO Property to the Seller, and the Purchaser and the Seller shall arrange for the reassignment of the REO Property to the Seller and the delivery to the Seller of any and all documents held by the Purchaser or its custodian relating to such REO Property and the related Mortgage Loan.

       SECTION 13. Survival of Agreement. This Agreement includes provisions which the parties hereto intend will remain in effect after each Closing Date contemplated by this Agreement. Accordingly, this Agreement shall survive and remain in effect after the closing.

       SECTION 14. Notices. All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the address stated in the introduction to this Agreement or (ii) transmitted by facsimile transmission or by electronic mail with acknowledgment, to the appropriate party hereto at the facsimile number or the electronic mail address provided by the other party to this Agreement. Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt).

       SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

       SECTION 16. Counterparts. For the purpose of facilitating the execution of this Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

       SECTION 17. Place of Delivery and Governing Law. This Agreement shall be deemed to have been made in the State of New York. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). The parties hereby agree that all disputes arising hereunder shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the State of New York.

       SECTION 18. Further Assurances. Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement; provided, however, that the requesting party shall be solely responsible for all out-of-pocket costs and expenses incurred by the non-requesting party in connection with any such request.

       SECTION 19. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. This Agreement may not be assigned by Purchaser, other than to (i) an affiliate of Purchaser, or (ii) to a New York common law trust created by the Purchaser for a purpose other than the securitization of the Mortgage Loans to third-party investors, of which the Purchaser, an affiliate of Purchaser or a repo or lending counterparty of the Purchaser or an affiliate of the Purchaser is the beneficial owner or an affiliate of the Purchaser, in each case, without the prior written consent of the Seller; provided, however, that the Purchaser may assign solely its rights but not its obligations under this Agreement. For the avoidance of doubt, in the event that this Agreement is assigned pursuant to clause (ii) above, the Purchaser shall not, and shall cause any beneficial owner of the trust not to, sell the resulting securities associated with any internal securitization of the Mortgage Loans to any third party investor.

       SECTION 20. Amendments. Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by both Seller and Purchaser.

       SECTION 21. Interpretation. For all purposes of this Agreement, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement. Except as expressly otherwise provided herein or unless the context otherwise requires, for purposes of this Agreement the words “herein,” “hereto,” “hereof” and “hereunder” and other words of similar effect shall refer to this Agreement as a whole and not to any particular provisions.

       SECTION 22. Intention of the Parties. It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the Mortgage Loans and not a debt instrument of Seller or any other security. Accordingly, each party intends to treat the transaction for federal income tax purposes and each transaction shall be reflected on Seller’s books and records, tax returns, balance sheet and other financial statements as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans.

       SECTION 23. Confidential Information. The parties hereto shall keep confidential and shall not divulge to any party, without the other party’s prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is appropriate for the related party to do so in working with legal counsel, auditors, taxing authorities and/or other governmental agencies. Each of the parties shall, with respect to all Mortgage Loans, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLBA”) and any applicable state and local privacy laws pursuant to the GLBA for financial institutions and applicable state and local privacy laws.

       SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

       SECTION 25. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

[Signature Page Follows]

       IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective authorized officers as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.,
Seller

By:	/s/ Shameer Hussein
Name:	Shameer Hussein
Title:	Authorized Agent

ZFC TRUST,
Purchaser

By:	/s/ Michael Szymanski
Name:	Michael Szymanski
Title:	Trustee

Mortgage Loan Sale Agreement (May 2013)

EXHIBIT A

CONTENTS OF MORTGAGE FILE

A. With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, to the extent in Seller’s possession:

       1. Mortgage Note. The original Mortgage Note, endorsed, "Pay to the order of _______, without recourse" or a copy of the Mortgage Note together with a lost note affidavit;

       2. Mortgage. The original Mortgage, with evidence of recording thereon; provided, that (a) if the original Mortgage has been delivered for recording to the public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, then (i) a copy of the Mortgage with the recording information included on such copy, and (ii) when the original Mortgage becomes available, the original of such Mortgage, with evidence of recording thereon, and (b) if such Mortgage has been lost or if such public recording office retains the original recorded mortgage, a photocopy of such Mortgage with the recording information included on such copy;

       3. Assignment of Mortgage. The original Assignment of Mortgage to Purchaser, or, if such original Assignment of Mortgage has been delivered for recording to the public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, then a copy of such Assignment of Mortgage;

       4. Intervening Assignments. Originals or copies of all intervening Assignments of Mortgage showing an unbroken chain of title from originator to Seller with evidence of recording thereon; provided, that (i) if any original intervening Assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, a copy of such Assignment of Mortgage together with evidence of transmittal of the original Assignment of Mortgage to the appropriate public recording office with a request to record such original Assignment of Mortgage and such original intervening Assignment of Mortgage, with evidence of recording thereon, if and when such Assignment of Mortgage becomes available, and (ii) if such intervening Assignment of Mortgage has been lost or if such public recording office retains the original recorded intervening Assignment of Mortgage, a photocopy of such Assignment of Mortgage with the recording information included on such copy;

       5. Title Policy. An original or a copy of the final Title Policy or final Attorney’s Opinion, if available;

       6. Additional Documents. Originals or copies of all assumption, extension, release and written modification agreements, if any;

       7. Power of Attorney. If the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a person on behalf of the Mortgagor, an original or copy of the power of attorney or other instrument that authorized and empowered such person to sign; and

       8. Guaranty. The original or copy of any guarantee in the Seller’s possession executed in connection with the Mortgage Loan.

B. With respect to each Cooperative Loan, the Mortgage File shall include each of the following items, to the extent in Seller’s possession:

       1. Mortgage Note. The original Mortgage Note, endorsed, "Pay to the order of _______, without recourse" or a copy of the Mortgage Note together with a lost note affidavit;

       2. Lien Search. The original lien search performed with respect to the Cooperative Loan;

       3. UCC Financing Statement. A copy of the Uniform Commercial Code (“UCC-1”) financing statement with evidence of recording thereon.

       4. Assignment of UCC Financing Statement. Original assignment of the UCC-1 from the last assignee to blank;

       5. Cooperative Shares. The original Cooperative Shares, membership certificate, or other contractual agreement evidencing ownership;

       6. Stock Power. The original executed blank Stock Power;

       7. Proprietary Lease. The original Proprietary Lease or occupancy agreement;

       8. Recognition Agreement. The original Recognition Agreement;

       9. Security Agreement. The original security agreement, chattel mortgage or equivalent document executed in connection with the Cooperative Loan (if any);

       10. Proprietary Lease. The original assignment of Proprietary Lease or occupancy agreement, in blank, if applicable;

       11. Power of Attorney. If the Mortgage Note, the Proprietary Lease or any other related document has been signed by a person on behalf of the Mortgagor, an original or copy of the power of attorney or other instrument that authorized and empowered such person to sign;

       12. Additional Documents. Originals or copies of all assumption, extension, release and modification agreements, if any; and

       13. Guaranty. The original or copy of any guarantee in the Seller’s possession executed in connection with the Cooperative Loan.

EXHIBIT B

FORM OF ASSIGNMENT AND CONVEYANCE

       On this _______ day of ________, 20__, Citigroup Global Markets Realty Corp. (“Seller”) as the Seller under that certain Master Mortgage Loan Sale Agreement, dated as of May 31, 2013 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to ZFC Trust (the “Purchaser”) as the Purchaser under the Agreement, without recourse, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related servicing rights thereto, the Mortgage Files and all rights and obligations arising under the documents contained therein. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

       Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

CITIGROUP GLOBAL MARKETS REALTY CORP.,
Seller

By:
Name:
Title:

EXHIBIT C

ADDITIONAL DEFINED TERMS

       Definitions with respect to terms used but not otherwise defined in this Agreement:

       Accepted Servicing Practices: With respect to each Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property (as applicable) is located, (ii) that are in compliance with all applicable federal, state and local laws and regulations, including HAMP, if applicable, and (iii) in compliance with the terms of the Mortgage and the Note.

       Cooperative: The private, non-profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

       Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

       Cooperative Shares: The shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate

       Project: All real property owned by the Cooperative including the land, separate dwelling units and all common areas.

       Proprietary Lease: A lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

       Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

       Stock Certificates: The certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.

       Stock Power: An assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

EXHIBIT D

FORM OF CONFIRMATION

Confirmation Citi-Zais (May 2013)

Exhibit A

Mortgage Loan Schedule

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) is entered into as of [_________], 2010, by and between [______________] (“Assignor”) and [_____________] (“Assignee”).

All terms used, but not defined, herein shall have the meanings ascribed to them in the Underlying Agreement (defined below).

WHEREAS, Assignor and Federal National Mortgage Association, a federally chartered corporation, as financial agent of the United States (“Fannie Mae”), are parties to a Commitment to Purchase Financial Instrument and Servicer Participation Agreement, a complete copy of which (including all exhibits, amendments and modifications thereto) is attached hereto and incorporated herein by this reference (the “Underlying Agreement”);

WHEREAS, Assignor has agreed to assign to Assignee all of its rights and obligations under the Underlying Agreement with respect to the Eligible Loans that are identified on the schedule attached hereto as Schedule 1 (collectively, the “Assigned Rights and Obligations”); and

WHEREAS, Assignee has agreed to assume the Assigned Rights and Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s rights and obligations under the Underlying Agreement with respect to the Assigned Rights and Obligations.

2. Assumption. Assignee hereby accepts the foregoing assignment and assumes all of the rights and obligations of Assignor under the Underlying Agreement with respect to the Assigned Rights and Obligations.

3. Effective Date. The date on which the assignment and assumption of rights and obligations under the Underlying Agreement is effective is [_________], 2010.

4. Successors. All future transfers and assignments of the Assigned Rights and Obligations transferred and assigned hereby are subject to the transfer and assignment provisions of the Underlying Agreement. This Assignment and Assumption Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

5. Counterparts. This Assignment and Assumption Agreement may be executed in counterparts, each of which shall be an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee, by their duly authorized officials, hereby execute and deliver this Assignment and Assumption Agreement, together with Schedule 1, effective as of the date set forth in Section 3 above.

ASSIGNOR:

By:
Name:
Title:
Date:

ASSIGNEE:

By:
Name:
Title:
Date:

SCHEDULE I TO EXHIBIT E

MORTGAGE LOANS

EXHIBIT A TO EXHIBIT E

SERVICER PARTICIPATION AGREEMENT

(TO BE ATTACHED ON THE NEXT PAGE)

EXHIBIT F

MORTGAGE LOAN SCHEDULE FIELDS

1. Seller Loan ID
2. Servicer Loan ID
3. Original Balance
4. Current Unpaid Principal Balance
5. Deferred Principal Balance
6. Interest Bearing Principal Balance
7. Origination Date
8. First Payment Date
9. Current Maturity Date
10. Current P&I Payment
11. Original Interest Rate
12. Current Interest Rate
13. Next Payment Due Date/Interest Paid to Date
14. ARM Next Interest Rate Change Date/Next Payment Change Date
15. ARM Index
16. ARM Gross Margin
17. ARM Interest Rate Ceiling
18. ARM Interest Rate Floor
19. ARM Life Rate Cap
20. ARM Periodic Rate Cap
21. ARM Rate Frequency (Interest Adj Period)
22. I0 Indicator
23. MI Flag
24. Lien Status
25. Property Type
26. Modification Flag
27. Borrower Name First
28. Borrower Name Last
29. Property Street Address
30. Property City
31. Property State
32. Property Zip Code
33. Bankruptcy Flag
34. Foreclosure Flag
35. Purchase Price Percentage
36. Modification Date
37. Current rate type (Fixed, ARM or Step)
38. REO Flag
39. MERS MIN ID
40. Active in MERS Flag (Y/N) as of the closing date

F-1